UBRANDIT.COM
                         SCHEDULE OF OWNERSHIP INTERESTS
                    PRIOR TO MARCH 11, 1999 ACQUISITION DATE


                     Shareholder                              Number of Shares
--------------------------------------------------------------------------------
Various non-management/non-board member shareholders              6,930,000

                                      105